Exhibit 99
Joint Filer Information

Name:	Oak Investment Partners X, LP

Address: One Gorham Island
	Westport, CT 06880

Name:	Oak X Affiliates Fund, LP

Address: One Gorham Island
	 Westport, CT 06880

Designated Filer: Bandel L. Carano

Address: Oak Investment Partners
	 One Gorham Island
	 Westport, CT 06430

Issuer & Ticker Symbol:	FiberTower Corporation (FTWR)

Date of Event Requiring Statement: 08/29/06

Signature:  Oak Investment Partners X, LP
/s/ Bandel L. Carano

Bandel L. Carano, as Managing Member of Oak Associates X,
L.L.C., the General Partner of Oak Investment Partners X, L.P.

Oak X Affiliates Fund, L.P.
/s/ Bandel L. Carano
Bandel L. Carano, as Managing Member of Oak X Affiliates,
L.L.C., the General Partner of Oak X Affiliates Fund, L.P.